                                                                   EXHIBIT 10.40

                     Syndicated Revolving Promissory Note


                           Dated as of May 28, 1999

                                    made by

                              McKesson HBOC, Inc.

                                  in favor of

                        Bank of America National Trust
                      and Savings Association, as Agent,

                                      and

                    The Other Noteholders Signatory Hereto



                        Banc of America Securities LLC,
                             as Sole Lead Arranger



                                BANK OF AMERICA

                              McKESSON HBOC, INC.
                     SYNDICATED REVOLVING PROMISSORY NOTE


$575,000,000                                                          May28,1999
                                                       San Francisco, California

     1. FOR VALUE RECEIVED, the undersigned McKESSON HBOC, INC. (formerly named McKesson Corporation) (the "Company") hereby promises to pay to the order of
                            -------
each of the undersigned banks (each a "Bank" and collectively, the "Banks") the
                                       ----                         -----
amount of its Note Commitment, or such lesser amount as shall equal the aggregate unpaid principal amount of each Loan made by such Bank under this revolving promissory note (this "Note"). The undersigned also promises to pay
                                 ----
interest on the principal amount of each Loan remaining unpaid hereunder from the date such Loan is made until the date each Loan is paid in full, at the rates and payable as hereinafter set forth. The principal indebtedness evidenced by this Note shall be payable as provided herein, and in any event on the Maturity Date. Subject to Paragraph 11, terms not defined herein or on Exhibit A hereto shall have the meanings assigned to them in the Incorporated
---------
Agreement. Unless otherwise noted, all references herein to paragraphs shall be to paragraphs of this Note, and all references herein to sections shall be to sections of the Incorporated Agreement.

     2. The Note Commitments. Each Bank severally agrees, on and subject to the terms and conditions set forth herein, to make Loans in United States Dollars to the Company from time to time as requested by the Company in the manner provided by Section 2.3 and 11.2 of the Incorporated Agreement on any Business Day during the period from the Closing Date to the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite its name on Schedule 1 hereto (such amount, as the same may be reduced
                     ----------
in the manner provided by Section 2.5 of the Incorporated Agreement or as a result of one or more assignments in the manner provided by Section 11.8 of the Incorporated Agreement, such Bank's "Note Commitment"); provided, however, that,
                                     ---------------    --------  -------
after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans made by any Bank shall not at any time exceed its Note Commitment and the aggregate principal amount of all outstanding Loans made by all Banks shall not at any time exceed the combined Note Commitments. Within the limits of each Bank's Note Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Paragraph 2, prepay in the manner provided by Section 2.6 of the Incorporated Agreement and reborrow under this Paragraph 2. Loans made by each Lender shall be evidenced in the manner provided by Section 2.2 of the Incorporated Agreement.

     3. Procedure for Borrowings, Conversions and Continuations of Loans. The Company may irrevocably request Borrowings in the manner provided by Section 2.3 of the Incorporated Agreement (Procedure for Borrowing) and Conversions and Continuations in the manner provided by Section 2.4 (Conversion and Continuation Elections) of the Incorporated Agreement, using a Notice of Borrowing and Notice of Conversion/Continuation substantially similar to the forms of such notices set forth in the Incorporated Agreement but referring to this Note; provided,
                                                                    --------
however, that Loans shall be available in United States Dollars only.  Notices
-------
of

Borrowings, Conversions and Continuations shall be given, and Loans shall be funded, in the manner provided in the Incorporated Agreement. Notwithstanding the definition of "Interest Period" in the Incorporated Agreement, Interest Periods for Offshore Rate Loans shall not exceed three months.

     4. Termination or Reduction of Note Commitments. The Company may reduce or terminate the Note Commitments in the manner provided by Section 2.5 of the Incorporated Agreement (Voluntary Termination or Reduction of Commitments) or prepay Loans in the manner provided by Section 2.6 of the Incorporated Agreement (Optional Prepayments).

     5. Repayment. If not sooner paid, the Company agrees to repay to the Agent for payment to the Banks the outstanding principal amount of all Loans outstanding on the Maturity Date. If the aggregate principal amount of all Loans at any time exceeds the combined Note Commitments, the Company shall prepay Loans to the extent necessary so that the aggregate principal amount of Loans outstanding does not exceed the combined Note Commitments.

     6. Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date as follows: (i) if a Base Rate Loan, then at a rate per annum equal to the Base Rate, and (ii) if an Offshore Rate Loan, then at a rate per annum equal to the Offshore Rate plus the
                                                                        ----
Applicable Margin. Default interest shall be payable at the times and in the amount set forth in Section 2.8 (c) of the Incorporated Agreement. Payment of interest shall be subject to Section 2.8 (d) of the Incorporated Agreement. Interest shall be computed and payable as set forth in the Incorporated Agreement, with the final payment to be made on the Maturity Date.

     7. Fees. (a) On June 1, 1999 the Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement between the Company and the Arranger and the Agent dated May 24, 1999.

     (b) The Company shall pay an upfront fee to the Agent for the account of each Bank on June 1, 1999 in the amount set forth below, payable on each Bank's final allocated Note Commitment:

               Final Allocated          Upfront Fee
               Commitment               (in basis points)
               ------------------------------------------
               *  $100,000,000                12.5
               ** $100,000,000                10.0

     (c) The Company shall pay to the Agent for the account of each Bank a facility fee equal to its Pro Rata Share of the Applicable Facility Fee. The facility fee for any period shall be

*More than or equal to
**Less than
equal to the actual daily amount of the combined Note Commitments multiplied by
                                                                  -------------
the Applicable Facility Fee. Such facility fee shall accrue from the Closing Date to the Maturity Date and shall be computed and payable as set forth in the Incorporated Agreement, with the final payment to be made on the Maturity Date; provided that, in connection with any reduction or termination of the Note
-------- ----
Commitments, the accrued facility fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. If there is any change in the Applicable Facility Fee or Note Commitments during any quarter, the actual daily Note Commitments shall be computed and multiplied by the Applicable Facility Fee separately for each period during such quarter that such Applicable Facility Fee and Note Commitments was in effect. The facility fee provided in this paragraph shall accrue at all times from the Closing Date, including at any time during which one or more conditions set forth or referred to in Paragraph 9 are not met.

     8. Computation of Fees and Interest; Payment; Sharing Payments. Fees and interest hereunder shall be calculated in the same manner as provided by Section
2.10 of the Incorporated Agreement (Computation of Fees and Interest) and payment shall be made by the Company, the Agent and the Banks in the manner as provided by Section 2.11 (Payments by the Company) and 2.12 (Payments by the Banks to the Agent) of the Incorporated Agreement. The Banks shall comply with
Section 2.13 of the Incorporated Agreement (Sharing of Payments, Etc.).

     9.  (a)  Conditions Precedent to Initial Loans.  Notwithstanding Section
4.1 of the Incorporated Agreement, the obligation of each Bank to make its initial Loan hereunder is subject to the condition that the Agent have received on or before the date the initial Loan is made, but not later than 15 days after the date hereof, all the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

         (i) Note. This Note executed by the Company and each Bank and, if requested by any Bank, a separate promissory note executed by the Company in favor of such Bank;

         (ii)  Resolutions; Incumbency.

               (A) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

               (B) A certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform, as applicable, this Note, and all other documents to be delivered by it hereunder;

         (iii) Legal Opinion. An opinion of Ivan D. Meyerson, Senior Vice President and General Counsel of the Company, addressed to the Agent and the Banks, substantially in the form of Exhibit D to the Incorporated Agreement, modified to refer to this Note;

          (iv) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, including any such costs, fees and expenses arising under or referenced in Paragraph 7;

          (v) Company Certificate. A certificate signed by a Responsible Officer of the type referred to in Section 4.1 (f) of the Incorporated Agreement; and

          (vi) Other Documents. Such other assurances, certificates, documents, consents or opinions as any Bank or the Agent reasonably may request.

     (b) Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Paragraph 3 is subject to the satisfaction of the conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date set forth in Section 4.2 of the Incorporated Agreement.

     10. Events of Default. (a) Any of the following shall constitute an "Event of Default" hereunder:

          (i) The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within 5 days after the same becomes due, any interest, fee or any other amount payable by the Company hereunder; or

          (ii) Any representation or warranty by the Company made or deemed made herein, or which is contained in any certificate, document or financial or other statement by the Company or any Responsible Officer, furnished at any time under this Note is incorrect in any material respect on or as of the date made or deemed made; or

          (iii) The Company fails to perform or observe any covenant, undertaking or agreement incorporated herein by reference pursuant to Paragraph 11 of this Note, subject to any grace period or notice requirements set forth in the Incorporated Agreement; or

          (iv) The Company fails to perform or observe any other term or covenant contained in this Note, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

          (v) The occurrence of any Event of Default as defined in the Incorporated Agreement.

     (b) Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

          (i) declare the commitment of each Bank to make Loans hereunder to be terminated, whereupon such commitments shall be terminated;

          (ii) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable under this Note to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

          (iii) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under this Note, the Incorporated Agreement or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
--------  -------
(f) or (g) of Section 9.1 of the Incorporated Agreement (in the case of clause
(i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

     (c) Rights Not Exclusive. The rights provided for in this Note are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

     11. Incorporation of Incorporated Agreement Provisions. (a) Except as otherwise provided or defined herein, all definitions, representations and warranties, covenants, cost reimbursement provisions, indemnities and other terms and conditions of the Incorporated Agreement are hereby incorporated herein by reference, and the parties hereto shall be bound thereby as if set forth in full herein; provided, however, that all references in such provisions
                      --------  -------
to "Agreement," "Loan Document," "Agent," "Banks," "Borrower," "Company," "Facility B Commitments," "Loans," "Obligations" and other terms, shall be deemed to refer mutatis mutandis to this Note, the Agent hereunder, the Banks hereunder, the Company, the Note Commitments, the Loans hereunder, the Obligations of Company hereunder and to analogous terms contained herein.

     (b) Section 2.1 (Amounts and Term of Commitments), 2.7 (Repayments), 2.14 (Optional Increase in Commitments), 2.15 (Conversion of Facility B Loans to Term Loans), 2.16 (Utilization of Facility A Commitments in Canadian Dollars), 2.17 (Currency Exchange Fluctuations), 2.18 (Bankers' Acceptances for Medis), 2.19(Replacement of a Bank) and Article VIII (The Company's Guaranty of Medis' Obligations) of the Incorporated Agreement and Schedules 2.1 and exhibits D-2, F-2, F-3, G, H-1 and H-2 to the Incorporated Agreement shall not be deemed incorporated by reference in, or otherwise applicable to, this Note. References to

Schedule 2.1 in the Incorporated Agreement shall be deemed a reference to
Schedule 1 hereto. All references to Canadian Dollars, the Canadian Administrative Agent, Canadian Participants, Term Loans and documentation agents are not incorporated herein.

     (c) All sections of the Incorporated Agreement incorporated herein or referred to herein shall mean the Incorporated Agreement as amended, restated or waived from time to time; provided, however, that a waiver of a Default or Event
                          --------  -------
of Default (as defined in the Incorporated Agreement) occurring under any provision of the Incorporate Agreement will not operate to waive a Default or Event of Default occurring hereunder by reason such provision being incorporated herein by reference without the express separate consent of the Majority Banks or all Banks, as required by Section 11.1 of the Incorporated Agreement (Amendments and Waivers), hereunder. If the Incorporated Agreement is terminated, references herein to the Incorporated Agreement shall mean any new agreement agreed upon by the Banks and the Company at such time or, failing such agreement, to the Incorporated Agreement as in effect immediately prior to such termination.

     (d) To the extent the Company delivers documents and certificates under the Incorporated Agreement, they shall deemed delivered hereunder.

     12. Use of Proceeds. Proceeds of the Loans shall be used for general corporate purposes, including refinancing existing indebtedness.

     13.  Miscellaneous.

     (a) This Note may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument. This Note shall become effective as of the date first written above upon the execution hereof by each of the Company, all Banks and the Agent and delivery of the same to the Agent.

     (b) THIS NOTE SHALL BE DELIVERED TO AND ACCEPTED BY THE AGENT AND THE BANKS IN THE STATE OF CALIFORNIA, AND SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LOCAL LAWS THEREOF.

     14. Successors and Assign; SPC. (a) This Note shall be binding upon and inure to the benefit of the Banks, the Agent, the Company and their respective successors and assigns, except that the Company may not assign or transfer any of its respective rights or obligations hereunder without the prior written consent of all the Banks.

     (b) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of
 ---------------                                                       ---
such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Agent and the Company, the option to provide to the Company all or part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower hereunder, provided that (i)
                                             --------
nothing herein shall constitute a commitment to make any Loan by and SPC and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Note Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. The Company and each Bank agree that no SPC shall be liable for any indemnity or similar payment obligation under this Note (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees, which agreement shall survive the termination of this Note, that, prior to the date that is one year and one day after the later of (i) the payment in full of all outstanding senior indebtedness of any SPC it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Paragraph, any SPC may (i) with notice, but without prior written consent of, the Company or the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. In no event shall the Company be obligated to pay to an SPC that has made a Loan any greater amount than the Company would have been obligated to pay under this Note if the Granting Lender had made such a Loan. This Paragraph may not be amended without the written consent of the Granting Bank. No SPC shall have any voting rights under this Note.

     IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        McKESSON HBOC, INC.

                                        By: /s/ Nicholas A. Loiacono
                                            ---------------------------------

                                        Name:   Nicholas A. Loiacono
                                             --------------------------------
                                        Title:  Vice President, Finance
                                              -------------------------------
                                                and Treasurer
                                              -------------------------------

                                        By: /s/ Lincoln K. Walworth
                                           ----------------------------------

                                        Name:   Lincoln K. Walworth
                                             --------------------------------

                                        Title:  Assistant Treasurer
                                              -------------------------------



Noteholders:

Agreed and Accepted:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Agent


By:
   ---------------------------------
            Gina Meador
            Vice President

(Signatures continue)

                                     S-1-

     IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        McKESSON HBOC, INC.

                                        By:_________________________________

                                        Name: ______________________________

                                        Title: _____________________________


                                        By:_________________________________

                                        Name: ______________________________

                                        Title: _____________________________




Noteholders:

Agreed and Accepted:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Agent


By:   /s/ Gina Meador
   -------------------------------
          Gina Meador
          Vice President

(Signatures continue)

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as a Bank



By:   /s/ Vanessa Sheh Meyer
   ---------------------------------
          Vanessa Sheh Meyer
          Managing Director

Intentionally left blank

THE FIRST NATIONAL BANK OF CHICAGO


By:       /s/
   -----------------------------

Title:  Executive Vice President
      --------------------------

                                     S-4-

FIRST UNION NATIONAL BANK


By:  /s/ John E. Reid
   --------------------------------

Title:   Vice President
      -----------------------------

MELLON BANK, N.A.


By:     /s/
   --------------------------------

Title:  Vice President
      -----------------------------

                                     S-6-

TORONTO DOMINION (TEXAS), INC.


By:   /s/ Alva J. Jones
   --------------------------------

Title:    Vice President
      -----------------------------

                                    S-7-

EXHIBIT A
                              CERTAIN DEFINITIONS


     Subject to Paragraph 11, except as otherwise defined the Note to which this Exhibit A is attached or in the Incorporated Agreement, as used in this Note, the following terms have the following meanings:

Applicable Facility Fee: on any date (subject to clauses (b) through (d) of the
-----------------------
                         definition of "Applicable Rating Level" in the Incorporated Agreement), the applicable fee (in basis points) set forth below based on the Applicable Rating Level on such date:


                              Applicable         Applicable Facility
                             Rating Level       Fee (in basis points)
                         -----------------------------------------------
                               Level I                  10.0
                               Level II                 12.5
                               Level III                15.0
                               Level IV                 20.0
                               Level V                  25.0
                               Level VI                 30.0

    Applicable Margin:   on any date and with respect to each Offshore Rate Loan
    -----------------
                         (subject to clauses (b) through (d) of the definition of "Applicable Rating Level" in the Incorporated
                         Agreement), the applicable margin (in basis points) set forth below based on the type of Loan and the Applicable Rating Level on such date:

                              Applicable          Applicable Margin
                             Rating Level       Fee (in basis points)
                         -----------------------------------------------
                               Level I                   40.0
                               Level II                  50.0
                               Level III                 72.5
                               Level IV                  92.5
                               Level V                  112.5
                               Level VI                 145.0

Arranger:                Banc of America Securities LLC.
--------

Closing Date:            May 28,1999.
------------

Default:          any event that, with the giving of any applicable notice or
-------
                  passage of time specified in Paragraph 10 of the Note, or both, would be an Event of Default.

Incorporated      that certain Credit Agreement dated as of November 10, 1998,
Agreement:        as amended from time to time, among the Company, Medis Health
----------
                  and Pharmaceutical Services Inc., the banks from time to time party thereto, Bank of America National Trust and Savings
                  Association as agent, Bank of America Canada, as Canadian administrative agent, and The Chase Manhattan Bank, First
                  Union National Bank and The First National Bank of Chicago, as documentation agents.

Majority Banks:   at any time Banks then holding more than 50% of the then
---------------
                  aggregate unpaid principal amount of the Loans, or, if no such principle amount is then outstanding, Banks then having more than 50% of the Note Commitments.

Maturity Date:    October 29, 1999.
--------------

Note Commitment:  as to each Bank, the meaning specified in Paragraph 2, and
---------------
                  "Note Commitments" means the aggregate amount of the Note
                   ----------------
                  Commitments for each Bank in effect on such date.

Pro Rata Share:   as to each Bank, the amount set forth under "Pro Rata Share"
--------------
                  on Schedule 1 hereto.

                                                                      SCHEDULE 1

                                NOTE COMMITMENTS
                              AND PRO RATA SHARES



             Bank                      Note Commitment        Pro Rata Share
Bank of America National Trust           $175,000,000            30.4347826%
 and Savings Association

First Union National Bank                $125,000,000            21.7391304%

The First National Bank of               $100,000,000            17.3913043%
 Chicago

Toronto Dominion (Texas), Inc.           $100,000,000            17.3913043%

Mellon Bank, N.A.                        $ 75,000,000            13.0434783%
                                         ============           ===========


Total                                    $575,000,000           100.0000000%

                                     -1-